Contact: Susan B. Railey                       EXHIBIT 99.1
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 231-0351


                      AIM 88 DECLARES MONTHLY DISTRIBUTION
                        FOR NOVEMBER OF ONE CENT PER UNIT


                            -------------------------


     ROCKVILLE, MD, November 18, 2003-- (AMEX/AIK) The general partner of American Insured Mortgage Investors L.P.-Series 88 (AIM 88) today declared the monthly distribution for November 2003 in the amount of one cent per unit regular cash flow. Holders of record on November 30, 2003 will receive this amount as part of the fourth quarter distribution which will be paid on February 2, 2004.

     Record dates for the AIM 88 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.


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